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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------

                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


 Date of Report (Date of earliest event reported): December 3, 2001
                                                   (November 20, 2001)


                           METATEC INTERNATIONAL, INC.
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             (Exact name of registrant as specified in its charter)


Ohio                                0-9220            31-1647405
---------------------------------   --------------    -------------------------
(State or other jurisdiction of     (Commission       (IRS Employer
incorporation)                      File Number)      Identification No.)

7001 Metatec Boulevard, Dublin, Ohio                  43017
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(Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code:  (614) 761-2000


Not Applicable
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)




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ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

         The Huntington National Bank and Bank One, NA (collectively, the "Banks") have provided a $12,958,000 term loan facility and a $13,000,000 revolving loan facility to the Company (the "Credit Facilities") pursuant to an amended and restated loan agreement dated as of March 31, 2001 (the "Loan Agreement"). On October 25, 2001, the Banks declared the Company in default of the Credit Facilities due to the Company's failure to satisfy a financial covenant contained in the Loan Agreement. As of November 20, 2001, the Banks and the Company entered into a standstill agreement and an amendment to the Loan Agreement (the "Standstill Agreement") pursuant to which, among other things, the Banks agreed to forebear commencing any legal proceedings against the Company or exercising their rights and remedies under the Loan Agreement through the period ending on and including December 14, 2001. In addition, under the Standstill Agreement, the Credit Facilities will bear interest at the default rate under the Loan Agreement, which is 3.5% in excess of the prime interest rate of the Banks. The Credit Facilities are secured by a first lien on all non-real estate business assets of the Company and a pledge of the stock of the Company's subsidiaries.

         In addition, the Company has an equipment lease agreement with Banc One Leasing Company ("BOLC") relating to certain equipment used in the manufacturing operations of the Company. Under the cross-default provisions contained in the equipment lease agreement, on October 31, 2001, BOLC declared the Company to be in default of the equipment lease agreement due to the Company's default under the Loan Agreement. On November 21, 2001, BOLC and the Company entered into a forebearance agreement (the "Forebearance Agreement") pursuant to which, among other things, BOLC agreed to forebear exercising its rights and remedies under the equipment lease agreement through the period ending on and including December 14, 2001. In a related transaction, on November 28, 2001, the Company terminated certain foreign contracts with a market value of approximately $945,000 and used the proceeds to reduce remaining leasing payments.

         On December 15, 2001, all principal and accrued interest under the Credit Facilities, or approximately $20,200,000, will be immediately due and payable to the Banks, and the Banks will have the right to commence legal proceedings against the Company and exercise its rights and remedies under the Loan Agreement, unless the forebearance period under the Standstill Agreement is extended by agreement of the Banks. Likewise, on December 15, 2001, BOLC will have the right to exercise its rights and remedies under the equipment lease agreement, unless the forebearance period under the Forebearance Agreement is extended by agreement of BOLC.

         There can be no assurance that the Company will be able to reach an agreement with the Banks on an extension of the Banks' forebearance period. Likewise, there can be no assurance that the Company will be able to reach an agreement with BOLC on an extension of BOLC's forebearance period. The Company's liquidity and its ability to meet its current financial obligations as they become due will be dependent upon the Company's ability to extend such forebearance periods. The Company's failure to reach agreement with the Banks as to an extension of the Banks' forebearance period will have a material adverse impact on the Company's financial position and continuing operations.


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         Copies of the Standstill Agreement and the Forebearance Agreement have been filed as exhibits to this Form 8-K.


ITEM 7.              FINANCIAL STATEMENTS AND EXHIBITS

                (c)  Exhibits.


EXHIBIT
NUMBER            DESCRIPTION OF EXHIBIT

10.1 Standstill Agreement and First Amendment to Amended and Restated Loan Agreement dated as of November 20, 2001, among Metatec International, Inc., Bank One, NA, The Huntington National Bank, other financial institutions from time to time party thereto, as banks, and The Huntington National Bank, as administrative agent for the banks.

10.2 Forebearance Agreement dated as of November 21, 2001, among Metatec Worldwide, Inc. and Banc One Leasing Corporation.

10.3 Standard Industrial Lease dated as of October 30, 1998, along with Amendment No. 1 to Standard Industrial Lease dated as of July 15, 1999, and Amendment No. 2 to Standard Industrial Lease dated as of August 30, 1999, between Fleming Business Park LLC, as landlord, and Metatec International, Inc., as tenant.







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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    METATEC INTERNATIONAL, INC.


Date:  December 3, 2001            By /S/ Julia A. Pollner
                                      ---------------------------------------
                                      Julia A. Pollner, Senior Vice
                                      President, Finance (authorized signatory)



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                                  EXHIBIT INDEX


EXHIBIT
NUMBER               DESCRIPTION OF EXHIBIT

10.1 Standstill Agreement and First Amendment to Amended and Restated Loan Agreement dated as of November 20, 2001, among Metatec International, Inc., Bank One, NA, The Huntington National Bank, other financial institutions from time to time party thereto, as banks, and The Huntington National Bank, as administrative agent for the banks.

10.2 Forebearance Agreement dated as of November 21, 2001, among Metatec Worldwide, Inc. and Banc One Leasing Corporation.

10.3 Standard Industrial Lease dated as of October 30, 1998, along with Amendment No. 1 to Standard Industrial Lease dated as of July 15, 1999, and Amendment No. 2 to Standard Industrial Lease dated as of August 30, 1999, between Fleming Business Park LLC, as landlord, and Metatec International, Inc., as tenant.